                                                                    EXHIBIT 15.1


                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:  Pride International, Inc. Quarterly Report on Form 10-Q

         We are aware that our report dated November 12, 2001 on our review of interim financial information of Pride International, Inc. (the "Company") as of September 30, 2001 and for each of the three-month and nine-month periods ended September 30, 2001 and 2000 and included in the Company's quarterly report on Form 10-Q is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-06823, 333-06825, 333-27661, 333-35089, 333-35093,
333-87259 and 333-87263) and on Form S-3 (Registration Nos. 333-40302,
333-40014, 333-44925 and 333-56678) and in the Registration Statement of the Company and PM Merger, Inc. on Form S-4 (Registration Nos. 333-66644 and 333-66644-01). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meanings of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP

Houston, Texas
November 12, 2001